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Exhibit 99.1

RISK FACTORS

        In addition to the other information contained in this proxy statement/prospectus, the following factors should be considered carefully when evaluating the Merger and the proposal to adopt the Merger Agreement and the other proposals set forth in this proxy statement/prospectus at the special meeting.

        Unless otherwise indicated or as the context requires, all references in this Section to "we," "us" or "our" refer to UAM and New UAM prior to the completion of the Merger, and following completion of the Merger, solely to New UAM.

Risks Relating to the Transactions

Failure to complete the Merger could adversely affect the market price of UAM common stock as well as UAM's business, financial condition and results of operations.

        The Merger is subject to the satisfaction or, to the extent permissible, waiver, of certain conditions, including, but not limited to, receipt of the requisite UAM shareholder approval and receipt of the necessary regulatory consents and approvals. Although UAM expects, as of the date of this proxy statement/prospectus, to complete the Merger, it is possible that the Merger may not be completed. If the Merger is not completed for any reason, the price of UAM common stock may decline to the extent that the market price of UAM common stock reflects positive market assumptions that the Merger will be completed or based on the market's perception as to why the Merger was not completed. For example, the closing price of UAM common stock was $14.61 on December 30, 2010, the last day of trading before announcement of the Transactions, and $20.45 on December 31, 2010, the day immediately following the announcement of the Transactions. In addition, if the Transactions are not consummated, there can be no assurance that a comparable transaction will occur. Further, pursuant to the terms of the Merger Agreement, on December 30, 2010, UAM provided notice to Medco Health Solutions, Inc. of the termination of its prescription benefits management agreement with Medco effective December 31, 2011. If the Transactions are not completed, there can be no assurance that Medco will continue to provide UAM with prescription benefits management services after December 31, 2011, which could have substantial negative effects for UAM, including significant transition costs.

        UAM may also be subject to additional risks if the Merger is not completed, including:

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  the requirement in the Merger Agreement that, under certain circumstances, UAM pay CVS Caremark a termination fee of $36 million and reimburse CVS Caremark for its out-of-pocket transaction-related expenses up to $5 million;

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  substantial costs related to the Merger and the other Transactions, such as legal, accounting, filing, financial advisory and financial printing fees, many of which must be paid regardless of whether the Merger is completed; and

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  potential disruption to the business of UAM and distraction of its workforce and management team.

Whether or not the Merger is completed, the announcement and pendency of the Merger creates uncertainty and could impact or cause disruption in UAM's business, including the New UAM Business, and could adversely affect the results of operations of both companies.

        The attention of UAM's management may be directed towards the completion of the Merger and the other Transactions and may be diverted from the day to day business operations of UAM. In addition, uncertainty about the effect of the Merger on employees and members may have an adverse effect on UAM, including New UAM. Although UAM and New UAM are taking steps to reduce any adverse effects, these uncertainties may impair their ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause members, suppliers, pharmaceutical manufacturers, retail pharmacies and others that do business with UAM or would do business with New UAM to seek to change existing business relationships. In addition, UAM and New UAM face the risk that the Merger and the other Transactions will be negatively perceived by other stakeholders.

        The Merger Agreement also restricts UAM from taking certain actions (including, among others, making certain acquisitions, amending organizational documents, making, declaring or paying certain dividends, paying certain additional cash compensation benefits, entering into certain material contracts and incurring certain indebtedness) without CVS Caremark's consent until the Merger is completed or the Merger Agreement is terminated. These restrictions may prevent UAM from pursuing otherwise attractive business opportunities and making other changes to its business in response to events or circumstances that may arise before the Merger is completed or the Merger Agreement is terminated. New UAM is subject to similar risks which, if they materialize, may materially adversely affect the business or results of operations of New UAM following completion of the Transactions, even if these risks do not materialize with respect to UAM.

Because the amount of the Cash Consideration is subject to adjustment and the market price of New UAM common stock is not currently known, the value of the Closing Consideration cannot be determined.

        Upon completion of the Merger, each share of UAM common stock, other than Excluded Shares, and each share of UAM Series A Preferred Stock other than Significant Shareholder Preferred Stock (for each share of UAM common stock issuable upon conversion of such share of UAM Series A Preferred Stock) will be converted into the right to receive the Per Share Closing Consideration. Any change in the price of UAM common stock prior to completion of the Merger could affect the value of any shares of New UAM common stock received upon completion of the Merger. The value of New UAM common stock will be determined by the market following the completion of the Merger and may reflect a variety of factors, including general market and economic conditions, changes in the business, operations and prospects, and regulatory considerations of New UAM and other factors described above that could affect New UAM's stock price. Many of these factors are beyond New UAM's and UAM's control. In addition, the value of the Per Share Cash Consideration is currently an estimate and the exact amount may not be known until the completion of the Merger. As a result, the total value of the Per Share Closing Consideration will not be determinable prior to the completion of the Merger and at the time that the Merger is completed the value of the Per Share Closing Consideration could be more or less than the value at which UAM shares are then trading. For instance, the Per Share Closing Consideration may be increased by reducing the amount of UAM's outstanding indebtedness at the closing of the Merger as a result of excess cash available in the New UAM Business, proceeds from any indebtedness incurred by New UAM or the sale by UAM of New UAM Preferred Stock as described herein. Accordingly, at the time of the special meeting, the value of the Per Share Closing Consideration cannot be determined.

The Merger is subject to the receipt of certain required clearances or approvals from governmental entities that could prevent or delay the completion of the Merger or impose conditions that could have a material adverse effect on UAM or New UAM.

        Completion of the Merger is conditioned upon the receipt of certain governmental clearances or approvals. On February 28, 2011 the FTC granted early termination of the waiting period under the HSR Act with respect to the Merger. There can be no assurance that the other required clearances and approvals will be obtained, and, additionally, government authorities from which these clearances and approvals are required may impose conditions on the completion of the Merger or require changes to its terms. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals and there may be a substantial period of time between the approval by UAM's shareholders and the completion of the Merger. There is no assurance that governmental authorities will not seek to impose conditions unacceptable to one of the parties, in which case the Merger could be significantly delayed or prevented, which could have a material adverse effect on UAM. If, in order to obtain any clearances or approvals required to complete the Merger, UAM is required to divest itself of material assets, or contribute additional capital to one or more of its insurance subsidiaries, or New UAM becomes subject to any material conditions after completion of the Merger, New UAM's business and results of operations after completion of the Transactions may be adversely affected. While UAM and New UAM expect to obtain all required regulatory approvals, it cannot be assured that these regulatory approvals will be obtained or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the Merger, the Separation, the Split-Off or the related transactions. Such conditions or changes could result in the conditions to the Merger, the Separation, the Split-Off or the related transactions not being satisfied.

The Merger Agreement contains provisions that may discourage other companies from trying to acquire UAM.

        The Merger Agreement contains provisions that may discourage a third party from submitting a business combination proposal to UAM prior to the closing of the Merger that might result in greater value to UAM shareholders than the Merger. In addition, subject to certain exceptions, UAM has agreed that neither UAM nor any of its subsidiaries shall, nor shall it permit any representative of UAM or any of its subsidiaries to, directly or indirectly, (1) solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of any proposal or offer with respect to a Takeover Proposal, (2) have any discussions or participate in any negotiations regarding a Takeover Proposal or (3) execute or enter into any contract or agreement relating to a Takeover Proposal submitted to UAM. Additionally, UAM must give CVS Caremark the opportunity to match the terms of any Takeover Proposal. CVS Caremark has the right to terminate the Merger Agreement if the UAM Board withdraws, modifies or amends its recommendation to UAM shareholders to vote for approval of the proposal to adopt the Merger Agreement in a manner adverse to CVS Caremark (or takes any action or makes any statement that is inconsistent with such recommendation) or approves, endorses or recommends a Superior Proposal. However, UAM does not have the right to terminate the Merger Agreement in connection with such a change of recommendation by the UAM Board and, unless CVS Caremark terminates the Merger Agreement, UAM would remain obligated to call a special meeting of its shareholders for the purpose of voting on a proposal to adopt the Merger Agreement. If the Merger Agreement is terminated by UAM under certain circumstances, UAM may be obligated to pay CVS Caremark a termination fee of $36 million and reimburse CVS Caremark for its out-of-pocket transaction-related expenses up to $5 million, which would represent an additional cost for a potential third party seeking a business combination with UAM. In addition, the fact that concurrently with the execution of the CVS Agreement, our Significant Shareholders entered into Voting Agreements with CVS Caremark, pursuant to which, among other things, the Significant Shareholders agreed to vote their shares of UAM common stock (which represent in the aggregate, approximately 55% of the outstanding UAM common stock) in favor of the Merger, may discourage a third party from trying to acquire UAM. See "Proposal No. 1: The Merger Agreement—No Solicitation by UAM" in this proxy statement/prospectus.

UAM's executive officers and directors have interests in the Merger that are different from the interests of UAM shareholders.

        Executive officers of UAM negotiated the terms of the Merger Agreement as directed by the UAM Board, and the UAM Board approved the Merger and is recommending that UAM's shareholders vote to adopt the Merger Agreement. In considering these facts and the other information contained in this document, you should be aware that some members of UAM's management and officers and certain members of the UAM Board have economic interests in the Merger that are different from, or in addition to, the interests of UAM's shareholders generally. These interests relate to or arise from, among other things: (1) UAM's directors and executive officers hold UAM stock options which, whether or not vested, would be converted automatically at the effective time of the Merger into the right to receive the New UAM Option Payment (or, in the case of Mr. Wardle, the Part D Option Payment), (2) certain of UAM's executive officers would be eligible for change in control severance payments if their employment is terminated without "cause" or they resign for "good reason" within a specified period of time following consummation of the Merger, (3) UAM's directors and executive officers receive accelerated vesting of their restricted shares and (4) UAM's executive officers would be eligible to receive payments of the earned performance share awards on the first anniversary of the effective time of the Merger or earlier if their employment is terminated without "cause" or if they resign for "good reason." The UAM Board was aware of these interests and took them into account in its decision to approve the Merger Agreement and the transactions contemplated thereby. See "Interests of Certain Persons in the Merger" in this proxy statement/prospectus.

Risks Relating to New UAM's Business

Following consummation of the Transactions, New UAM will be subject to the following risks:

The historical consolidated financial information of UAM and the unaudited condensed pro forma financial information of New UAM included in this proxy statement/prospectus are not necessarily representative of New UAM's future financial position, future results of operations or future cash flows nor do they reflect what New UAM's financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented.

        As described elsewhere in this proxy statement/prospectus, New UAM will be considered the divesting entity in the Transactions and treated as the "accounting successor" to UAM for financial reporting purposes in accordance with ASC No. 505-60. Following the consummation of the Transactions, New UAM will report the historical consolidated results of operations of the Medicare Part D Business in discontinued operations in accordance with the provisions of ASC No. 205-20-45. Pursuant to ASC 360-10-45, this presentation is generally not permitted until the closing date of the Transactions. Because the historical consolidated financial information of UAM included in this proxy statement/prospectus includes the results of the Medicare Part D Business, it is not representative of New UAM's future financial position, future results of operations or future cash flows nor does it reflect what New UAM's financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented.

        The unaudited condensed pro forma financial information of New UAM included in this proxy statement/prospectus includes adjustments to reflect the divestiture of the Medicare Part D Business. The pro forma adjustments are based upon available information and assumptions that management of New UAM believes are reasonable; however, such assumptions may not prove to be accurate. For instance, the pro forma adjustments assume that after giving effect to the Transactions New UAM will not have incurred any indebtedness or issued any New UAM Preferred Stock, however, such assumptions of New UAM are subject to change. In addition, the unaudited condensed pro forma financial statements of New UAM do not give effect to on-going costs that it may incur or may be eliminated in connection with being a stand-alone company. Accordingly, the unaudited condensed pro forma financial statements of New UAM are not representative of New UAM's future financial position, future results of operations or future cash flows nor do they reflect what New UAM's financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of UAM (Accounting Predecessor to New UAM)" and "Unaudited Condensed Pro Forma Financial Data of New UAM (Accounting Successor to UAM)", UAM's historical consolidated financial statements and the related notes, and the unaudited combined condensed financial statements and related notes of the Medicare Part D Business included in this proxy statement/prospectus.

There has been no prior public trading market for shares of New UAM common stock, and there can be no assurance that an active trading market will develop.

        New UAM is a newly-incorporated Delaware corporation and there has been no public market for New UAM's shares. There can be no assurance that an active trading market for New UAM shares will develop. A significant portion of New UAM's shares may not trade following the consummation of the Transactions because it is expected that a small number of investors will own approximately 55% of the outstanding New UAM common stock after the consummation of the Transactions. If no trading market develops, securities analysts may not initiate or maintain research coverage of New UAM, which could further depress the market for New UAM shares. The price of New UAM shares could decline if one or more equity analysts downgrade New UAM's shares or if those analysts issue other unfavorable commentary or cease publishing reports about New UAM or the New UAM Business. Furthermore, New UAM's operating results and prospects from time to time may be below the expectation of market analysts and investors. As a result, shareholders may not be able to sell their shares at or above the price at which New UAM shares will be issued pursuant to the Transactions or at the time they would like to sell.

New UAM's stock price may be volatile and could drop precipitously and unexpectedly.

        New UAM expects its stock to be approved for listing on the NYSE. The prices of publicly traded stocks often fluctuate. The price of New UAM common stock may rise or fall dramatically without any change in New UAM's business performance.

        New UAM-specific issues and developments generally in the health care and insurance industries, the regulatory environment, the capital markets and the general economy may cause this volatility. The principal events and factors that may cause New UAM's stock price and trading volume to fluctuate are:

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  the size of the public float of New UAM common stock and the volume of trading and the general liquidity in the market for New UAM common stock;

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  variations in New UAM's operating results;

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  changes in the market's expectations about New UAM's future operating results;

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  changes in financial estimates and recommendations by securities analysts concerning New UAM or the health care or insurance industries generally;

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  operating and stock price performance of other companies that investors may deem comparable;

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  news reports relating to trends in New UAM's markets;

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  changes in the laws and regulations affecting the New UAM Business;

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  acquisitions and financings by New UAM or others in its industry; and

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  sales of substantial amounts of New UAM common stock by its directors and executive officers or principal shareholders, or the perception that these sales could occur.

Future sales of UAM common stock may depress the market price of New UAM's common stock.

        Upon consummation of the Transactions, it is expected that the Significant Shareholders will collectively own approximately 55% of the outstanding New UAM common stock. In connection with the Merger, the Significant Shareholders will obtain freely tradable shares of New UAM common stock, which shares will not be subject to any lockup agreement or other restrictions on transfer. If any of the Significant Shareholders sells or distributes substantial amounts of New UAM common stock, or if it is perceived that such sales or distributions could occur, the market price of New UAM common stock could decline.

New UAM's reduced scale and focus on the New UAM Business, which will not include the Medicare Part D Business, may limit investor interest in New UAM's common stock and substantial sales of New UAM common stock may occur following the consummation of the Transactions.

        The shares of New UAM common stock that UAM shareholders will receive in connection with the Merger generally may be sold immediately in the public market. Some shareholders, including institutional investors or the Significant Shareholders, who receive New UAM's common stock in the Merger may decide that they do not want to maintain an investment in New UAM because of New UAM's smaller size or because New UAM will not own or operate the Medicare Part D Business. If these shareholders decide to sell all or some of their shares, or the market perceives that those sales could occur, the market price of New UAM common stock may decline. Because New UAM will be a smaller company that is more narrowly focused than UAM and will have a lower market capitalization than UAM, New UAM's stock may not be followed as closely by market analysts or the investment community as UAM stock had been in the past. In addition, institutional investors may be less likely to invest in New UAM in the future as a result of these factors. If there is only a limited following by market analysts or the investment community, or limited demand for New UAM common stock by institutional investors, the amount of market activity in New UAM's common stock may be reduced, making it more difficult to sell New UAM common stock.

Your percentage ownership in New UAM may be diluted in the future.

        As with any publicly traded company, your percentage ownership in New UAM may be diluted in the future because of equity awards that New UAM expects to grant to its directors, officers, employees and others. For a description of the New UAM stock incentive plan arrangements for individuals that will become the directors, officers and employees of New UAM, see "Proposal No. 2: New UAM 2011 Omnibus Equity Award Plan," "Interests of Certain Persons in the Merger" and "Executive Compensation of New UAM" in this proxy statement/prospectus. In addition, New UAM may from time to time issue additional equity, including in connection with merger and acquisition transactions.

Following completion of the Merger, New UAM may be subject to assumed liabilities or indemnification obligations that are greater than anticipated.

        Under the terms of the Separation Agreement, New UAM has agreed to indemnify UAM and CVS Caremark for certain liabilities, including those related to the Separation. The liabilities to be assumed by New UAM under the Split-Off Agreements and its indemnification obligations related thereto may be greater than anticipated and may be greater than the amount of cash available to New UAM as described under "Proposal No. 1: The Merger Agreement—Indemnification" in this proxy statement/prospectus. If such liabilities or indemnification obligations are larger than anticipated, New UAM's financial condition could be materially and adversely affected.

The Separation Agreement contains a covenant limiting New UAM's ability to incur debt, which may limit New UAM's ability to operate its business going forward.

        The Separation Agreement contains certain covenants, including a covenant restricting New UAM's ability to incur debt. Under the terms of the Separation Agreement, until two years following the consummation of the Merger, New UAM will not be permitted to incur debt that would cause, on a pro forma basis, the ratio of New UAM's consolidated funded indebtedness to consolidated adjusted EBITDA (as defined in UAM's existing credit agreement) to be more than 3 to 1. While UAM has historically operated at leverage ratios below 3 to 1, New UAM will operate as a new company and may require more capital to meet its business needs. Accordingly, this restriction could affect New UAM's ability to operate its business and may limit its ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, this restriction could adversely affect New UAM's ability to finance its operations, make strategic acquisitions, finance investments or alliances, restructure its organization or finance its capital needs. The restriction could also limit the ability of a third party to acquire New UAM.

New UAM's business strategy is evolving and may involve pursuing strategic transactions in the future.

        Following the consummation of the Transactions, New UAM will operate as a new company, and its business strategy will continue to evolve. New UAM's business strategy may involve pursuing strategic transactions, including potential acquisitions of, or investments in, related businesses and assets or divestitures of existing businesses or assets. In addition, New UAM may pursue a merger or consolidation of New UAM with a third party, a sale or transfer of all or a portion of New UAM's assets or a purchase by a third party of New UAM's securities that may result in a minority or control investment by such third party.

        New UAM may finance future acquisitions through available cash, equity issuances or through the incurrence of additional indebtedness, subject to existing limitations set forth in the Separation Agreement. Future acquisitions or investments, and the incurrence of additional indebtedness, could subject New UAM to a number of risks, including, but not limited to:

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  the assumption of contingent liabilities;

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  risks and uncertainties associated with transaction counterparties;

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  the loss of key personnel and business relationships;

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  difficulties associated with assimilating and integrating new personnel, assets, intellectual property and operations of an acquired company or business;

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  the distraction of New UAM management from existing programs and initiatives in pursuing such strategic transactions; and

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  where indebtedness is incurred, general risks associated with higher leverage, including increased debt service obligations, reduced liquidity and reduced access to capital markets.

        In addition, any strategic transaction that New UAM may pursue may not result in anticipated benefits to New UAM and may result in unforeseen costs that, in each case, may adversely impact New UAM's financial condition and results of operations.

Certain provisions in New UAM's amended and restated certificate of incorporation and by-laws, the provisions of Delaware law and the terms of the Separation Agreement may make it more difficult for a third party to acquire New UAM.

        Provisions contained in New UAM's certificate of incorporation and by-laws could make it more difficult for a third party to acquire New UAM, even if doing so might be beneficial to New UAM's stockholders. These provisions include:

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  limitations on who may call special meetings of stockholders;

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  advance notice requirements for nominations for election to the New UAM Board and for stockholder proposals; and

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  the inability of stockholders to act by written consent.

        New UAM has also not elected to opt out of the application of the Delaware "anti-takeover" provisions of Section 203 of the DGCL. As a result, subject to certain exceptions as provided in Section 203 of the DGCL, New UAM will be prohibited from engaging in any business combination, as defined in the DGCL, with an interested stockholder for a period of three years from the date on which the stockholder first becomes an interested stockholder.

        In addition, the Separation Agreement provides that New UAM may not consolidate with or merge into any other entity or convey, transfer or lease all or any substantial portion of its properties and assets to any entity, unless, in each case, the other party to such transaction expressly assumes all of the liabilities of New UAM, including the due and punctual performance and observance of the Split-Off Agreements (as herein described).

        The provisions could have the effect of delaying, deferring or preventing a change in control of New UAM, discourage others from making offers for shares of New UAM common stock, lower the market price of New UAM common stock or impede the ability of New UAM stockholders to change New UAM management, even if such changes would be beneficial to New UAM stockholders.

The CMS sanction that suspended us from marketing to and enrolling new members in our Medicare Advantage plans has had and may continue to have a material adverse effect on the Medicare Advantage business, financial condition and results of operations.

        On November 19, 2010, CMS notified us that we were suspended from marketing to and enrolling new members in our Medicare Advantage plans, effective December 5, 2010. According to CMS, the suspension relates primarily to agent oversight and market conduct issues and will remain in effect until CMS is satisfied that we have corrected the issues and they are not likely to recur. As a result of the suspension, we were unable to enroll new members in our Medicare Advantage plans during a significant portion of the annual enrollment period for the 2011 plan year and, as a result, our Medicare Advantage membership decreased significantly during that time period which will have a negative impact on our financial results for 2011 and beyond. At this time, we cannot predict the duration of the suspension and we cannot provide any assurances that we will be able to take appropriate corrective action to lift the suspension. If we are unable to take appropriate action to lift the suspension in advance of the 2012 annual enrollment period, it could have a material adverse effect on our business, financial condition and results of operations. In addition, as a government contractor, we earn substantially all of our revenue from our Medicare businesses in which CMS is not only our largest customer but also our regulator. If we are unable to maintain a constructive working relationship with CMS, our business could suffer materially. Further, there can be no assurance that despite any corrective measures taken on our part, that we will not incur additional penalties, fines or other operating restrictions, which could include termination of our right to participate in the Medicare program, which could have a further material adverse effect on our business, financial condition and results of operations.

Recently enacted health care legislation and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results.

        In March 2010, President Obama signed into law The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010 (which we collectively refer to as the Affordable Care Act) legislating broad-based changes to the U.S. health care system. Provisions of the health reform legislation become effective at various dates over the next several years. The Department of Health and Human Services, the National Association of Insurance Commissioners, the Department of Labor and the Treasury Department have yet to issue necessary enabling regulations and guidance with respect to the health reform legislation. Due to the complexity of the health reform legislation, including yet to be promulgated implementing regulations, lack of interpretive guidance, gradual implementation and the fact that the Affordable Care Act has been successfully challenged in the judicial system, the impact of the health reform legislation is difficult to predict and not yet fully known. However, we will need to dedicate significant resources and expense to complying with these new rules and there is a possibility that this new legislation could have a material adverse effect on our business, financial position and results of operations.

        The provisions of these new laws include the following key points, which are discussed further below:

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  Gradual closing of the coverage gap, or "donut hole" on Medicare Part D, through 2020;

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  Reduced Medicare Advantage reimbursement rates, beginning in 2012;

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  Implementation of a quality bonus for Star Ratings beginning in 2012;

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  Stipulated minimum medical loss ratios, beginning in 2014;

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  Shortened annual enrollment period, beginning with the 2011 selling season;

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  Non-deductible federal premium taxes assessed to health insurers, beginning in 2014;

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  Coding intensity adjustments, with mandatory minimums beginning in 2015; and

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  Limitation on the federal tax deductibility of compensation earned by individuals, beginning in 2013.

        Gradual closing of the Part D donut hole—In 2010, a rebate of $250 was provided by CMS for beneficiaries reaching the "coverage gap" (i.e., the dollar threshold at which an individual has to pay full price for his or her medications). Thereafter, on a gradual basis, the coverage gap will be closed by 2020, with beneficiaries retaining a 25% co-pay. In addition, there is a 50% discount on brand-name drugs. While this change ultimately results in increased insurance coverage, such improved benefits could result in changes in member behavior with respect to drug utilization.

        Reduced Medicare Advantage reimbursement rates—Beginning in 2012, the Medicare Advantage "benchmark" rates transition to target Medicare fee-for-service cost benchmarks of 95%, 100%, 107.5% or 115% of the calculated Medicare fee-for-service costs. The transition period will be 2, 4 or 6 years depending upon the applicable county in which services are provided. The counties are divided into quartiles based on each county's fee-for-service Medicare costs. We estimate that approximately 38% of our current membership resides in counties where the Medicare Advantage benchmark rate will equal 95% of the calculated Medicare fee-for-service costs, with approximately 89% of these members having a 6-year transition period. Under the new law, the premiums for such members will be transitioned to 95% of Medicare fee-for-service costs beginning in 2012. This follows the freezing of Medicare Advantage reimbursement rates in 2011 based on our 2010 levels. To address these rate freezes/reductions, we may have to reduce benefits, charge or increase member premiums, reduce profit margin expectations, or implement some combination of these actions. Such actions could adversely impact our membership growth, revenue expectations, and our operating margins.

        Implementation of quality bonus for Star Ratings—Beginning in 2012, Medicare Advantage plans with an overall "Star Rating" of three or more stars (out of five) will be eligible for a "quality bonus" in their basic premium rates. The Affordable Care Act limited these quality bonuses to the few plans that achieved 4 or more stars as their overall rating, but CMS is using demonstration authority to expand the quality bonus to 3 star plans for a three year period through 2014. In addition, also beginning in 2012, Medicare Advantage star ratings will affect the rebate percentage available for plans to provide additional member benefits (plans with quality ratings of 3.5 stars or above will have their rebate percentage increased from a base rate of 50% to 65% or 70%). In all cases, this rebate percentage is lower than the pre-Affordable Care Act rebate percentage of 75%. Our Medicare Advantage plans are currently rated 3 out of 5 stars, on average. Notwithstanding efforts to improve our star ratings and other quality measures prior to 2012, there can be no assurances that we will be successful in doing so. Accordingly, our plans may not be eligible for full level quality bonuses or increased rebates, which could adversely affect the benefits such plans can offer, reduce membership, and reduce profit margins.

        Stipulated Minimum MLRs—Beginning in 2014, the new healthcare reform legislation will stipulate a minimum medical loss ratio, or MLR, of 85%. Financial and other penalties may result from failing to achieve the minimum MLR ratio. For the year ended December 31, 2010, our reported Medicare Advantage MLR was 83.6%. The methodology for defining medical costs and for calculating MLRs has not yet been defined. Complying with such minimum ratio by increasing our medical expenditures or refunding any shortfalls to the federal government could have a material adverse affect on our operating margins, results of operations, and our statutory required capital.

        Shortened annual enrollment period—Medicare beneficiaries generally have a limited annual enrollment period during which they can choose to participate in a Medicare Advantage plan rather than receive benefits under the traditional fee-for-service Medicare program. After the annual enrollment period, most Medicare beneficiaries are not permitted to change their Medicare benefits.

        Beginning with the 2011 enrollment season, the new laws shorten the time in which we can sell our Medicare Advantage. Also, beginning in 2011, the new laws mandate that persons enrolled in Medicare Advantage may withdraw their enrollment at any time during the first 45 days of the year only to enroll in traditional Medicare fee-for-service, not another Medicare Advantage plan. Prior law allowed a member to withdraw enrollment during this period to enroll in another Medicare Advantage plan. There can be no assurance that these changes will not restrict our member growth, limit our ability to enter new service areas, limit the viability of our sales force, or otherwise adversely affect our ability to market to or enroll new members in our established service areas.

        Non-deductible federal premium taxes—Beginning in 2014, the new healthcare reform legislation will impose an annual aggregate non-deductible tax of $8.0 billion (increasing incrementally to $14.3 billion by 2018) on health insurance premiums, including Medicare Advantage premiums. Our share of the new tax will be based on our pro rata percentage of premiums compared to the industry as a whole, calculated annually. Although there is time to take into account this new tax in adjusting our business model and in designing future years' plan bids, there can be no assurance that such tax will not result in reduced member benefits, reduced profits, or both which could have a material adverse effect on our results of operations.

        Coding intensity adjustments—Under the new healthcare reform legislation, the coding intensity adjustment instituted in 2010 became permanent, resulting in mandated minimum reductions in risk scores of 4.71% in 2014 increasing to 5.7% for 2019 and beyond. These coding adjustments may adversely affect the level of payments from CMS to our Medicare Advantage plans.

        Limitation on the federal tax deductibility of compensation earned by individuals—Beginning in 2013, with respect to services performed during 2010 and afterward, for health insurance companies, the federal tax deductibility of compensation will be limited under Section 162(m)(6) of the Code to $500,000 per individual and will not contain an exception for "performance-based compensation." This limitation increased our effective tax rate, beginning in the second quarter of 2010.

        Most of the provisions of the Affordable Care Act are not scheduled to go into effect immediately and may be delayed for several years, including as a result of judicial action challenging the legality of the Affordable Care Act. Financing for the reforms contained in the Affordable Care Act will come, in part, from additional taxes and fees on our business as well as reductions in payments to us, which could negatively impact our business and results of operations. In addition, during this time, the new healthcare reform legislation may be subject to further adjustments. Because of the unsettled nature of these reforms and numerous steps required to implement and monitor them, we cannot predict what additional health insurance reforms will be implemented at the federal or state level, the effect that any future legislation or regulation will have on our business or how CMS will review our future bid submissions and ultimately, the overall impact of the new healthcare reform legislation on our business.

If we fail to effectively design and price our products properly and competitively, if the premiums we charge are insufficient to cover the cost of health care services delivered to our members, or if our estimates of benefit expenses are inadequate, our profitability may be materially adversely affected.

        We use a substantial portion of our revenues to pay the costs of health care services delivered to our members. These costs include claims payments, capitation payments to providers, and various other costs incurred to provide health insurance coverage to our members. These costs also include estimates of future payments to hospitals and others for medical care provided to our members. Our premiums for our Medicare business are fixed for one-year periods. Accordingly, costs we incur in excess of our benefit cost projections generally are not recovered in the contract year through higher premiums. We estimate the costs of our future benefit claims and other expenses using actuarial methods and assumptions based upon claim payment patterns, medical inflation, historical developments, including claim inventory levels and claim receipt patterns, and other relevant factors. We continually review estimates of future payments relating to benefit claims costs for services incurred in the current and prior periods and make necessary adjustments to our reserves. However, these estimates involve extensive judgment, and have considerable inherent variability that is sensitive to payment patterns and medical cost trends. The profitability of our risk-based products depends in large part on our ability to predict, price for and effectively manage medical costs. Failure to adequately price our products or estimate medical costs may result in a material adverse effect on our business, cash flows and results of operations.

Reductions in funding for Medicare programs could materially reduce our profitability.

        We generate a significant majority of our total revenue from the operation of our Medicare Advantage health maintenance organization (which is referred to herein as an HMO), private fee-for-service (which is referred to herein as PFFS), and preferred provider organization plans (which is referred to herein as a PPO or PPOs). As a result, our revenue and profitability are dependent, in part, on government funding levels for these programs. The rates paid to Medicare Advantage health plans like ours are established by contract, although the rates differ depending on a combination of factors, such as upper payment limits established by CMS, a member's health profile and status, age, gender, county or region, benefit mix, member eligibility categories and the plan's risk scores. Future Medicare rate levels may be affected by continuing government efforts to contain prescription drug costs and other medical expenses, and other federal budgetary constraints. The government is currently examining Medicare Advantage health plans like ours in comparison to Medicare fee-for-service payments, and this examination could result in a reduction in payments to Medicare Advantage health plans like ours. Changes in the Medicare program or Medicare funding may affect our ability to operate under the Medicare program or lead to reductions in the amount of reimbursement, elimination of coverage for some benefits or reductions in the number of persons enrolled in or eligible for Medicare or increases in member premium.

Failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows.

        The level of our operating costs affects our profitability. As a result of MIPPA and the CMS sanction, our Medicare Advantage membership decreased significantly as of January 1, 2011. In addition, upon consummation of the Transactions, we will be a much smaller company. If we are unable to reduce our operating expenses to better match the smaller size of New UAM, it could have a material adverse effect on our financial condition, results of operations and cash flows.

Competition in the insurance and healthcare industries is intense, and if we do not design and price our products properly and competitively, our membership and profitability could decline.

        We operate in a highly competitive industry. Some of our competitors are more established in the insurance and, health care industries, with larger market share, more established reputations and brands and greater financial resources than we have in some markets. In addition, other companies may enter our markets in the future. Medicare Advantage plans are generally bid upon or renewed annually. We compete for members in our Medicare Advantage plans on the basis of the following and other factors:

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  price,

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  the size, location, quality and depth of provider networks,

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  benefits provided,

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  quality and extent of services, and

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  reputation.

        In addition to the challenge of controlling health care costs, we face intense competitive pressure to contain premium prices. Factors such as business consolidations, strategic alliances, legislative reform and marketing practices create pressure to contain premium rate increases, despite being faced with increasing medical costs. Premium increases, introduction of new product designs, our relationship with our providers in various markets, and our possible exit from or entrance into additional markets, among other issues, could also affect our membership levels.

        We compete based on innovation and service, as well as on price and benefit offering. We may not be able to develop innovative products and services which are attractive to clients. Moreover, although we need to continue to expend significant resources to develop or acquire new products and services in the future, we may not be able to do so. We cannot be sure that we will continue to remain competitive, nor can we be sure that we will be able to market our products and services to clients successfully at current levels of profitability.

        Consolidation within the industries in which we operate, as well as the acquisition of any of our competitors by larger companies, may lead to increased competition. Strategic combinations involving our competitors could have an adverse effect on our business or results of operations.

        If we do not compete effectively in our markets, if we set rates too high in highly competitive markets to maintain or increase our market share, if we set rates too low to maintain or increase our profitability, if membership does not increase as we expect, if membership declines, if we fail are unable to innovate and deliver products and services that demonstrate value to our customers or if we lose members with favorable medical cost experience while retaining or increasing members with unfavorable medical cost experience, our business and results of operations could be materially adversely affected.

Our results of operations will be adversely affected if our insurance premium rates are not adequate.

        Our results of operations depend on our ability to charge and collect premiums sufficient to cover our health care costs, expenses of distribution and operations and provide a reasonable margin. Although we attempt to base the premiums we charge on our estimate of future health care costs, we may not be able to control the premiums we charge as a result of competition, government regulations and other factors. Our results of operations could be adversely affected if we are unable to set premium rates at appropriate levels or adjust premium rates in the event our health care costs increase.

        We set the premium rates on our insurance policies based on facts and circumstances known at the time we issue the policies and on assumptions about numerous variables, such as:

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  the actuarial probability of a policyholder incurring a claim;

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  the severity and duration of the claim;

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  the mortality rate of our policyholder base;

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  the persistency or renewal rate of our policies in force;

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  our commission and policy administration expenses; and

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  the interest rate earned on our investment of premiums.

        In setting premium rates, we consider historical claims information, industry statistics and other factors. We cannot be assured that the data and assumptions used at the time of establishing premium rates will prove to be correct and that premiums will be sufficient to cover benefits and expenses plus a reasonable margin.

        For certain of our traditional products, we can periodically file for rate increases, if our actual claims experience proves to be less favorable than we assumed. If we are unable to raise our premium rates, our net income may decrease. We generally cannot raise our premiums in any state unless we first obtain the approval of the insurance regulator in that state. We review the adequacy of our accident and health premium rates regularly and file rate increases on our products when we believe permitted premium rates are too low. When determining whether to approve or disapprove our rate increase filings, the various state insurance departments take into consideration:

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  our actual claims experience compared to expected claims experience;

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  policy persistency, which means the percentage of policies that are in-force at specified intervals from the issue date compared to the total amount originally issued;

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  investment income; and

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  medical cost inflation.

        If the regulators do not believe these factors warrant a rate increase, it is possible that we will not be able to obtain approval for premium rate increases from currently pending requests or requests filed in the future. If we are unable to raise our premium rates because we fail to obtain approval for rate increases in one or more states, our net income may decrease. If we are successful in obtaining regulatory approval to raise premium rates, the increased premium rates may reduce the volume of our new sales and cause existing policyholders to let their policies lapse. This would reduce our premium income in future periods. Increased lapse rates also could require us to expense all or a portion of the deferred policy costs relating to lapsed policies in the period in which those policies lapse, reducing our net income in that period.

The competitive bidding process for our Medicare Advantage plans may adversely affect our profitability.

        Payments for the local Medicare Advantage health plans and regional Medicare Advantage PPO programs are based on a competitive bidding process that may decrease the amount of premiums paid to us or cause us to increase the benefits we offer to our members. We are required to submit Medicare Advantage bids annually, approximately six months in advance of the corresponding benefit year. We endeavor to use the best available member eligibility, claims and risk score data at the time of developing the bids. Furthermore, we make actuarial assumptions about the utilization of benefits in our plans. However, these assumptions are subject to significant judgment and we cannot be assured that the data and assumptions used at the time of bid development will prove to be correct and that premiums will be sufficient to cover member benefits plus a reasonable margin. If our bid assumptions are too low and member claims are higher than anticipated, we could be required to expend significant unanticipated amounts which could have a material adverse effect on our business, profitability and results of operations.

Because our Medicare Advantage premiums, which generate most of our Medicare Advantage revenues, are fixed by contract, we are unable to increase our Medicare Advantage premiums during the contract term if our corresponding medical benefits expense exceeds our estimates which can adversely affect our results of operations.

        Most of our Medicare Advantage revenues are generated by premiums consisting of fixed monthly payments per member. We use a significant portion of our revenues to pay the costs of health care services delivered to our members. The principal costs consist of claims payments, capitation payments and other costs incurred to provide health insurance coverage to our members. Generally, premiums in the health care business are fixed on an annual basis by contract, and we are obligated during the contract period to provide or arrange of the provision of healthcare services as established by the Federal government.

        We are unable to increase the premiums we receive under these contracts during the then-current term. If our medical expenses exceed our estimates, except in very limited circumstances or as a result of risk score adjustments for member acuity, we generally cannot recover costs we incur in excess of our medical cost projections in the contract year through higher premiums. As a result, our profitability depends, to a significant degree, on our ability to adequately predict and effectively manage our medical expenses related to the provision of healthcare services. Accordingly, the failure to adequately predict and control medical expenses and to make reasonable estimates and maintain adequate accruals for incurred but not reported claims, known as IBNR, may have a material adverse effect on our financial condition, results of operations, or cash flows. If our estimates of reserves are inaccurate, our ability to take timely corrective actions or to otherwise establish appropriate premium pricing could be adversely affected. Failure to adequately price our products or to estimate sufficient medical claim reserves may result in a material adverse effect on our financial position, results of operations and cash flows. In addition, to the extent that CMS or Congress takes action to reduce the levels of payments to Medicare Advantage providers, our revenues would be adversely affected.

        We estimate the costs of our future medical claims and other expenses using actuarial methods and assumptions based upon claim payment patterns, cost trends, product mix, seasonality, medical inflation, historical developments, such as claim inventory levels and claim receipt patterns, and other relevant factors. We continually review estimates of future payments relating to medical claims costs for services incurred in the current and prior periods and make necessary adjustments to our reserves. However, historically, our medical expenses as a percentage of premium revenue have fluctuated. The principal factors that may cause medical expenses to exceed our estimates are:

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  increased utilization of medical facilities and services and prescription drugs;

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  increased cost of services;

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  our membership mix;

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  variances in actual versus estimated levels of cost associated with new products, benefits or lines of business;

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  product changes or benefit level changes;

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  periodic renegotiation of hospital, physician and other provider contracts, or the consolidation of these entities;

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  membership in markets lacking adequate provider networks;

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  changes in the demographics of our members and medical trends affecting them;

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  termination of capitation arrangements resulting in the transfer of membership to fee-for-service arrangements or loss of membership;

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  the occurrence of acts of terrorism, public health epidemics, severe weather events or other catastrophes;

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  the introduction of new or costly treatments and technologies;

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  medical cost inflation;

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  government mandated benefits or other regulatory changes; and

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  contractual disputes with hospitals, physicians and other providers.

Because of the relatively high average age of the Medicare population, medical expenses for our Medicare Advantage plans may be particularly difficult to control. We may not be able to continue to manage these expenses effectively in the future. If our medical expenses increase, our profits could be reduced or we may not remain profitable.

We hold reserves for expected claims, which are estimated, and these estimates involve an extensive degree of judgment; if actual claims exceed reserve estimates, our results could be materially adversely affected.

        Our benefits incurred expense reflects estimates of IBNR. We, together with our internal and external consulting actuaries, estimate our claim liabilities using actuarial methods based on historical data adjusted for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services and other relevant factors. Actual conditions, however, could differ from those assumed in the estimation process, and those differences could be material. Due to the uncertainties associated with the factors used in these assumptions, the actual amount of benefit expense that we incur may be materially more or less than the amount of IBNR originally estimated, and materially different amounts could be reported in our financial statements for a particular period under different conditions or using different assumptions. We make adjustments, if necessary, to benefits incurred expense when the criteria used to determine IBNR change and when we ultimately determine actual claim costs. If our estimates of IBNR are inadequate in the future, our reported results of operations will be adversely affected. Further, our inability to estimate IBNR accurately may also affect our ability to take timely corrective actions or otherwise establish appropriate premium pricing, further exacerbating the extent of any adverse effect on our results.

Our reserves for future insurance policy benefits and claims on our traditional business may prove to be inadequate, requiring us to increase liabilities and resulting in reduced net income and stockholders' equity.

        We calculate and maintain reserves for the estimated future payment of claims to our insurance policyholders using the same actuarial assumptions that we use to set our premiums. For our traditional accident and health insurance business, we establish active life reserves for expected future policy benefits, plus a liability for due and unpaid claims, claims in the course of settlement, and incurred but not reported claims. Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and medical costs, changes in doctrines of legal liability and extra-contractual damage awards. Therefore, we necessarily base our reserves and liabilities on extensive estimates, assumptions and prior years' statistics. When we acquire other insurance companies or blocks of insurance, our assessment of the adequacy of acquired policy liabilities is subject to similar estimates and assumptions. Establishing reserves involves inherent uncertainties, and it is possible that actual claims could materially exceed our reserves and have a material adverse effect on our results of operations and financial condition. Our net income depends significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in setting our reserves and pricing our policies. If our assumptions with respect to future claims are incorrect, and our reserves are insufficient to cover our actual losses and expenses, we would be required to increase our liabilities resulting in reduced net income, statutory surplus and stockholders' equity.

We may experience higher than expected loss ratios which could materially adversely affect our results of operations.

        We may experience higher than expected loss ratios if health care costs exceed our estimates. Factors that may cause health care costs to exceed our estimates include:

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  an increase in the cost of health care services and supplies, including pharmaceuticals;

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  higher than expected utilization of health care services;

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  periodic renegotiations of hospital, physician and other provider contracts;

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  the occurrence of catastrophic events, including epidemics and natural disasters;

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  general inflation or economic downturns;

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  new mandated benefits or other regulatory changes that increase our costs; and

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  other unforeseen occurrences.

        We seek to take appropriate actions in an effort to reverse any upward trend in our loss ratios; however, we can make no assurances that these actions will be sufficient. We also cannot give assurance that our loss ratios will not continue to increase beyond what we currently anticipate, and any increases could materially adversely affect our results of operations.

        In addition, medical liabilities in our financial statements include our estimated reserves for incurred but not reported and reported but not paid claims. The estimates for medical liabilities are made on an accrual basis. We believe that our reserves for medical liabilities are adequate, but we cannot assure you of this. Any adjustments to our medical liabilities could adversely affect our results of operations.

We are subject to extensive government regulation; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results and/or impact our ability to sell Medicare products.

        There is substantial Federal and state governmental regulation of our business. Several laws and regulations adopted by the Federal government, such as the Affordable Care Act, the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996, which we refer to as HIPAA, the MMA, the USA PATRIOT Act, the False Claims Act, anti-kickback laws, MIPPA and "Do Not Call" regulations, have created administrative and compliance requirements for us. The requirements of these laws and regulations are continually evolving, and the cost of compliance may have an adverse effect on our profitability. As laws and regulations evolve, the costs of compliance, which are already significant, will tend to increase. If we fail to comply with existing or future applicable laws and regulations, as was the case in 2010 in connection with our 2010 CMS audit, we could suffer civil, criminal or administrative penalties. Different interpretations and enforcement policies of these laws and regulations could subject our current practices to allegations of impropriety or illegality, or could require us to make significant changes to our operations. In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business. In addition, we are subject to potential changes in the political environment that can affect public policy and can adversely affect the markets for our products.

        Laws and regulations governing Medicare and other state and federal healthcare and insurance programs are complex and subject to significant interpretation. As part of the Affordable Care Act, CMS has been exercising increased oversight and regulatory authority over our Medicare businesses. Compliance with such laws and regulations is subject to CMS audit, other governmental review and investigation and significant interpretation. There can be no assurance that we will be found to be in compliance with all such laws and regulations in connection with these audits, reviews and investigations. On November 19, 2010, CMS notified us that we were suspended from marketing to and enrolling new members in our Medicare Advantage plans, effective December 5, 2010. Further, on February 25, 2011, we received the final performance audit and inspection report from CMS with respect to its audit of our Medicare Advantage and UAM's Medicare Part D contracts conducted during 2010. The audit report noted deficiencies with respect to our Medicare Advantage and UAM's Medicare Part D contracts, including prescription drug formulary administration, coverage determinations and appeals, grievances, enrollment and disenrollment, premium billing and compliance plan deficiencies, that were in addition to the deficiencies noted in the November 19, 2010 suspension notice. According to CMS, we have 60 days to develop and implement a corrective action plan to correct the additional deficiencies noted in the audit report. Failure to correct the deficiencies noted in the February 25, 2011 audit report or to otherwise be in compliance with applicable laws and regulations could result in CMS imposing additional sanctions on us including penalties, fines or other operating restrictions, including termination of our right to participate in the Medicare program, which could have a material adverse effect on our business, financial condition and results of operations.

        Laws in each of the states in which we operate our health plans, insurance companies and other businesses also regulate our sales practices, operations, the scope of benefits, rate formulas, delivery systems, utilization review procedures, quality assurance, complaint systems, enrollment requirements, claim payments, marketing, and advertising. These state regulations generally require, among other things, prior approval or notice of new products, premium rates, benefit changes and specified material transactions, such as dividend payments, purchases or sales of assets, inter-company agreements, and the filing of various financial and operational reports.

        We are also subject to various governmental reviews, audits and investigations to verify our compliance with our contracts and applicable laws and regulations. State departments of insurance audit our health plans and insurance companies for financial and contractual compliance. State departments of health audit our health plans for compliance with health services. State attorneys general, CMS, the Office of the Inspector General of Health and Human Services, the Office of Personnel Management, the Department of Justice, the Department of Labor, the Government Accountability Office, state departments of insurance and departments of health and Congressional committees also conduct audits and investigations of us. We have historically incurred, and expect to continue to incur, significant costs to respond to governmental reviews, audits and investigations, and we expect these costs to increase over time as regulation increases and becomes more complex and as regulatory agencies and Congressional committees become more sophisticated and thorough.

        Any adverse review, audit or investigation, or changes in regulations resulting from the conclusion of reviews, audits or investigations, could result in:

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  repayment of amounts we have been paid pursuant to our government contracts;

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  imposition of civil or criminal penalties, fines or other sanctions on us;

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  loss of licensure or the right to participate in Medicare and other government-sponsored programs;

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  suspension of marketing and enrollment privileges;

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  damage to our reputation in various markets;

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  legislative or regulatory changes that affect our business and operations;

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  increased difficulty in marketing our products and services; and

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  prohibiting the expansion to new markets or the addition of new products in existing markets.

        Any of these events could make it more difficult for us to sell our products and services, reduce our revenues and profitability and otherwise adversely affect our operating results. CMS from time to time releases proposed or amended regulations that, if adopted, would, among other things, place tighter restrictions on marketing processes relative to the Medicare Advantage program and Medicare prescription drug benefit program. Depending upon the final content of these regulations, if CMS proposes and adopts them, compliance with and enforcement of the regulations could have a material adverse effect on our results of operations.

        We are also subject to a federal law commonly referred to as the "Anti-Kickback Statute." The Anti-Kickback Statute prohibits the payment or receipt of any "Remuneration" that is intended to induce referrals or the purchasing, leasing or ordering of any item or service that may be reimbursed, in whole or in part, under a Federal Health Care Program, such as Medicare. It also prohibits the payment or receipt of any Remuneration that is intended to induce the recommendation of the purchasing, leasing or ordering of any such item or service. In July 2009 and March 2010, we received subpoenas from the Department of Health and Human Services, Office of Inspector General, known as HHS-OIG, requesting documents related to marketing, sales and enrollment practices for our Today's Health Medicare HMO Plans which are offered in the State of Wisconsin. The investigation includes matters relating to the Anti-Kickback Statute. Violations of the Anti-Kickback Statute could result in substantial monetary penalties and could also include exclusion from the Medicare program.

Changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability.

        The Federal government and the states in which we operate extensively regulate our health plans, insurance companies and other business. The laws and regulations governing our operations are generally intended to benefit and protect policyholders, health plan members and providers rather than shareholders. From time to time, Congress has considered various forms of "Patients' Bill of Rights" legislation, which, if adopted, could alter the treatment of coverage decisions under applicable federal employee benefits laws. There have also been legislative attempts at the state level to limit the preemptive effect of Federal employee benefits laws on state laws. If adopted, these types of limitations could increase our liability exposure and could permit greater state regulation of our operations. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations, along with the terms of our government contracts, regulate how we do business, what services we offer, and how we interact with our policyholders, members, providers and the public. Healthcare laws and regulations are subject to frequent change and differing interpretations. Changes in the political climate or in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect our business by, among other things:

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  imposing additional license, registration, or capital reserve requirements;

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  increasing our administrative and other costs;

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  forcing us to undergo a corporate restructuring;

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  increasing mandated benefits without corresponding premium increases;

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  limiting our ability to engage in inter-company transactions with our affiliates and subsidiaries;

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  adversely affecting our ability to operate under the Medicare program and to continue to serve our members and attract new members;

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  changing the manners or the basis upon which CMS reinsures us or pays premium to us, or upon which our members pay premiums;

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  forcing us to alter or restructure our relationships with providers and agents;

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  restricting our ability to market our products;

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  increasing governmental regulation or provision of healthcare services;

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  requiring that health plan members have greater access to non-formulary drugs;

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  expanding the ability of health plan members to sue their plans;

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  requiring us to implement additional or different programs and systems; and

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  prohibiting us from participating in existing or future programs and systems.

        While it is not possible to predict when and whether fundamental policy changes would occur, policy changes on the local, state and federal level could fundamentally change the dynamics of our industry, such as policy changes mandating a much larger role of the government in the health care arena. Changes in public policy could materially affect our profitability, our ability to retain or grow business, or our financial condition. State and federal governmental authorities are continually considering changes to laws and regulations applicable to us and are currently considering regulations relating to:

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  health insurance access and affordability;

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  disclosure of provider quality information;

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  electronic access to pharmacy and medical records;

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  formation of regional or national association health plans for small employers;

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  universal health coverage; and

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  disclosure of provider fee schedules and other data about payments to providers, sometimes called transparency.

        All of these proposals could apply to us and could result in new regulations that increase the cost of our operations. Any of the foregoing legislative or regulatory changes could adversely affect our or our service providers' ability to negotiate rebate and administrative fee arrangements with manufacturers and have a material adverse effect on our business and results of operations.

        Compliance with and enforcement of the existing and any proposed regulations could have a material adverse effect on our results of operations.

We are required to comply with laws governing the transmission, security and privacy of health information that require significant compliance costs, and any failure to comply with these laws could result in material criminal and civil penalties.

        Regulations under HIPAA require us to comply with standards regarding the exchange of health information within our company and with third parties, such as healthcare providers, business associates and our members. These regulations impose standards for common healthcare transactions, such as:

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  claims information, plan eligibility, and payment information;

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  unique identifiers for providers and employers;

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  security;

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  privacy; and

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  enforcement.

        HIPAA also provides that to the extent that state laws impose stricter privacy standards than HIPAA privacy regulations, HIPAA does not preempt the state standards and laws.

        Given the complexity of the HIPAA regulations, the possibility that the regulations may change, and the fact that the regulations are subject to changing and potentially conflicting interpretation, our ability to maintain compliance with the HIPAA requirements is uncertain and the costs of compliance are significant. Furthermore, a state's ability to promulgate stricter laws, and uncertainty regarding many aspects of state requirements, make compliance more difficult. To the extent that we submit electronic healthcare claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA, payments to us may be delayed or denied. Additionally, the costs of complying with any changes to the HIPAA regulations may have a negative impact on our operations. We could be subject to criminal penalties and civil sanctions for failing to comply with the HIPAA health information provisions, which could result in the incurrence of significant monetary penalties. In addition, our failure to comply with state health information laws that may be more restrictive than the regulations issued under HIPAA could result in additional penalties.

        Compliance with HIPAA regulations requires significant systems enhancements, training and administrative effort. HIPAA could also expose us to additional liability for violations by our business associates. A business associate is a person or entity, other than a member of the work force, who on behalf of an entity subject to HIPAA performs or assists in the performance of a function or activity involving the use or disclosure of individually identifiable health information, or provides legal, accounting, consulting, data aggregation, management, administrative, accreditation or financial services.

Legal and regulatory investigations and actions are increasingly common in the insurance and managed care business and may result in financial losses and harm our reputation.

        We face a significant risk of class action lawsuits and other litigation and regulatory investigations and actions in the ordinary course of operating our businesses. Due to the nature of our businesses, we are subject to a variety of legal and regulatory actions relating to our business operations, such as the design, management and offering of products and services. The following are examples of the types of potential litigation and regulatory investigations we face:

  •
  claims relating to sales or underwriting practices;

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  claims relating to the methodologies for calculating premiums;

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  claims relating to the denial or delay of health care benefit payments;

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  claims relating to claims payments and procedures;

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  additional premium charges for premiums paid on a periodic basis;

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  claims relating to the denial, delay or rescission of insurance coverage;

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  challenges to the use of software products used in administering claims;

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  claims relating to provider marketing;

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  anti-kickback claims;

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  claims under the False Claims Act;

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  claims by government agencies relating to compliance with laws and regulations;

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  medical malpractice or negligence actions based on our medical necessity decisions or brought against us on the theory that we are liable for our providers' alleged malpractice or negligence;

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  claims relating to product design;

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  allegations of anti-competitive and unfair business activities;

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  provider disputes over compensation and termination of provider contracts;

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  allegations of discrimination;

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  claims related to the failure to disclose business practices;

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  allegations of breaches of duties to customers;

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  claims relating to inadequate or incorrect disclosure or accounting in our public filings;

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  allegations of agent misconduct;

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  claims related to deceptive trade practices;

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  claims relating to suitability of annuity products; and

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  claims relating to customer audits and contract performance.

        Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, and punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, formal and informal inquiries, subpoenas and books and record examinations, from state and Federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations.

        We cannot predict the outcome of actions we face with certainty, and we have incurred and are incurring expenses in the defense of our past and current matters. We also may be subject to additional litigation in the future. Litigation could materially adversely affect our business or results of operations because of the costs of defending these cases, the costs of settlement or judgments against us, or the changes in our operations that could result from litigation. The defense of any these actions may be time-consuming and costly, and may distract our management's attention. In addition, we could suffer significant harm to our reputation, which could have an adverse effect on our business, financial condition and results of operations. As a result, we may incur significant expenses and may be unable to effectively operate our business.

        Potential liabilities may not be covered by insurance or indemnity, insurers or indemnifying parties may dispute coverage or may be unable to meet their obligations or the amount of our insurance or indemnification coverage may be inadequate. In some cases, treble damages may be sought. In addition, some types of damages, such as punitive damages or damage for willful acts, may not be covered by insurance. The cost of business insurance coverage has increased, and may in the future increase, significantly. Insurance coverage for all or some forms of liability may become unavailable or prohibitively expensive in the future. We cannot assure you that we will be able to obtain insurance coverage in the future, or that insurance will continue to be available on a cost-effective basis, if at all.

        The health care industry continues to receive significant negative publicity regarding the public's perception of it. This publicity and public perception have been accompanied by increased litigation, in some cases resulting in:

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  large jury awards,

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  legislative activity,

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  regulation, and

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  governmental review of industry practices.

        These factors, as well as any negative publicity about us in particular, could adversely affect our ability to market our products or services and to attract and retain members, may require us to change our products or services, may increase the regulatory burdens under which we operate and may require us to pay large judgments or fines. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.

CMS's risk adjustment payment system and budget neutrality factors make our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations.

        All of the Medicare Advantage programs we offer are subject to Congressional appropriation. As a result, our profitability is dependent, in large part, on continued funding for government healthcare programs at or above current levels. The reimbursement rates paid to health plans like ours by the Federal government are established by contract, although the rates differ depending on a combination of factors such as a member's health status, age, gender, county or region, benefit mix, member eligibility categories, and the plans' risk scores.

        CMS has implemented a risk adjustment model that apportions premiums paid to Medicare health plans according to health severity. The risk adjustment model pays more for enrollees with predictably higher costs. Under this model, rates paid to Medicare Advantage plans are based on actuarially determined bids, which include a process whereby our prospective payments are based on a comparison of our beneficiaries' risk scores, derived from medical diagnoses, to those enrolled in the government's original Medicare program.

        Under the risk adjustment methodology, all Medicare health plans must capture, collect and submit the necessary diagnosis code information from inpatient and ambulatory treatment settings to CMS within prescribed deadlines. The CMS risk adjustment model uses this diagnosis data to calculate the risk adjusted premium payment to Medicare health plans. We generally rely on providers to code their claim submissions with appropriate diagnoses, which we send to CMS as the basis for our payment received from CMS under the actuarial risk-adjustment model. We also rely on providers to appropriately document all medical data, including the diagnosis data submitted with claims. As a result of this process, it is difficult to predict with certainty our future revenue or profitability. CMS may also change the manner in which it calculates risk adjusted premium payments in ways that are adverse to us. In addition, our own risk scores for any period may result in favorable or unfavorable adjustments to the payments we receive from CMS and our Medicare premium revenue. Because diagnosis coding is a manual process, there is the potential for human error in the recording of codings, and there can be no assurance that our contracting physicians and hospitals will be successful in improving the accuracy of recording diagnosis code information and therefore our risk scores.

        During 2008, CMS announced its intention to engage in a pilot program to more extensively audit a select group of Medicare Advantage health plans in the area of hierarchical condition category, or HCC, coding for the determination of risk score revenue. These audits were labeled "Risk Adjustment Data Validation" audits, or RADV. RADV audits review medical record documentation in an attempt to validate provider coding practices and the presence of risk adjustment conditions which influence the calculation of premium payments to Medicare Advantage plans. Following the completion of the RADV pilot, CMS has extended its audit program to randomly selected Plans for the stated purpose of generating statistically valid payment error estimates. While CMS has not yet fully disclosed its final intent with respect to RADV findings it should be noted that this audit, like any other audit pursued by CMS, may result in an adverse impact to revenue on a prospective or retrospective basis. We have been selected to participate in the extended audit program and have recently completed our initial data submission to CMS. These audits may result in retrospective adjustments to payments made to health plans. In December 2010, CMS published for public comment a new proposed RADV audit and payment adjustment methodology. The proposed methodology contains provisions allowing retroactive contract level payment adjustments for the year audited using an extrapolation of the "error rate" identified in audit samples. Depending on the methodology utilized, potential payment adjustments could have a material adverse effect on our results of operations, financial position and cash flows.

        Coincident with phase-in of the risk-adjustment methodology, CMS also adjusted payments to Medicare Advantage plans by a "budget neutrality" factor. CMS implemented the budget neutrality factor to prevent overall health plan payments from being reduced during the transition to the risk-adjustment payment model. CMS first developed the payment adjustments for budget neutrality in 2002 and began to use them with the 2003 payments. CMS began phasing out the budget neutrality adjustment in 2007 and will fully eliminate it by 2011. The risk adjustment methodology and phase-out of the budget neutrality factor will reduce our plans' premiums unless our risk scores increase. We do not know if our risk scores will increase in the future or, if they do, that the increases will be large enough to offset the elimination of this adjustment. As a result of the CMS payment methodology described previously, the amount and timing of our CMS monthly premium payments per member may change materially, either favorably or unfavorably. In addition, the possibility exists that CMS may reduce revenues in the future for plans whose risk scores have increased significantly greater than the general Medicare average increase in risk scores. If our risk scores increase significantly greater than the general Medicare average increase, and CMS introduces this approach, it could adversely affect our results of operations.

We rely on the accuracy of information provided by CMS regarding the eligibility of an individual to participate in our Medicare Advantage plans, and any inaccuracies in those lists could cause CMS to recoup premium payments from us with respect to members who turn out not to be ours, or could cause us to pay benefits in respect of members who turn out not to be ours, which could reduce our revenue and profitability.

        Premium payments that we receive from CMS are based upon eligibility lists produced by Federal and local governments. From time to time, CMS requires us to reimburse it for premiums that we received from CMS based on eligibility and dual-eligibility lists that CMS later discovers contained individuals who were not in fact residing in our service areas or eligible for any government-sponsored program or were eligible for a different premium category or a different program. We may have already provided services to these individuals and reimbursement of amounts paid on behalf of services provided to them may be unrecoverable. In addition to recoupment of premiums previously paid, we also face the risk that CMS could fail to pay us for members for whom we are entitled to payment. Our profitability would be reduced as a result of this failure to receive payment from CMS if we had made related payments to providers and were unable to recoup these payments from them.

If we are unable to develop and maintain satisfactory relationships with the providers of care to our members, our profitability could be adversely affected and we may be precluded from operating in some markets.

        We contract with physicians, hospitals and other providers to deliver health care to our members. Our Medicare Advantage products encourage or require our customers to use these contracted providers. In some circumstances, these providers may share medical cost risk with us or have financial incentives to deliver quality medical services in a cost-effective manner. Our operations and profitability are significantly dependent upon our ability to enter into appropriate cost-effective contracts with hospitals, physicians and other healthcare providers that have convenient locations for our members in our geographic markets.

        In the long term, our ability to contract successfully with a sufficiently large number of providers in a particular geographic market will affect the relative attractiveness of our Medicare Advantage and managed care products in that market. Any difficulty in contracting with providers in a market could preclude us from renewing or from entering our Medicare contracts in that market. We will be required to establish acceptable provider networks prior to entering new markets. We may be unable to maintain our relationships with our network providers or enter into agreements with providers in new markets on a timely basis or under favorable terms. In any particular market, providers could refuse to contract with us, demand to contract with us, demand higher payments, or take other actions that could result in higher health care costs for us, less desirable products for members, disruption of benefits to our members, or difficulty meeting regulatory or accreditation requirements. In some markets, some providers, particularly hospitals, physician specialty groups, physician/hospital organizations or multi-specialty physician groups, may have significant market positions and negotiating power. In addition, physician or practice management companies, which aggregate physician practices for administrative efficiency and marketing leverage, may compete directly with us. In our southeastern Texas HMO market, one of our significant provider groups has formed a health plan. If, at some point, this provider group refuses to contract with us, uses its market position to negotiate favorable contracts or otherwise places us at a competitive disadvantage, our ability to market products or to be profitable in that market could be adversely affected.

        In some situations, we have contracts with individual or groups of primary care physicians for a fixed, per-member-per-month fee under which physicians are paid an amount to provide all required medical services to our members. This type of contract is referred to as a "capitation" contract. The inability of providers to properly manage costs under these capitation arrangements can result in the financial instability of these providers and the termination of their relationship with us. In addition, payment or other disputes between a primary care provider and specialists with whom the primary care provider contracts can result in a disruption in the provision of services to our members or a reduction in the services available to our members. The financial instability or failure of a primary care provider to pay other providers for services rendered could lead those other providers to demand payment from us even though we have made our regular fixed payments to the primary provider. There can be no assurance that providers with whom we contract will properly manage the costs of services, maintain financial solvency or avoid disputes with other providers. Any of these events could have an adverse effect on the provision of services to our members and our operations, resulting in loss of membership or higher healthcare costs or other adverse effects.

Substantially all our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired.

        We earn substantially all of our revenue from our Medicare businesses in which CMS is not only our largest customer but also our regulator. If we are unable to maintain a constructive relationship with CMS, our business could suffer materially. As a government contractor, we provide our Medicare benefits and other services through a limited number of contracts with Federal government agencies. These contracts generally have terms of one or two years and are subject to non-renewal by the applicable agency. All of our government contracts are terminable for cause if we breach a material provision of the contract or violate relevant laws or regulations. In addition, a government agency may suspend our right to add new members if it finds deficiencies in our provider network or operations, as was the case for a significant portion of the 2011 selling season as a result of CMS sanctions. If we are unable to renew, or to successfully re-bid or compete for any of our government contracts, or if any of our contracts are terminated, our business could be substantially impaired. If any of those circumstances were to occur, we would likely pursue one or more alternatives, such as

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  seeking to enter into contracts in other geographic markets,

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  seeking to enter into contracts for other services in our existing markets, or

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  seeking to acquire other businesses with existing government contracts.

        If we were unable to do so, we could be forced to cease conducting business. In this event, our revenues and profits would decrease materially.

A reduction in the number of members in our health plans could adversely affect our results of operations.

        A reduction in the number of members in our health plans could adversely affect our results of operations. The principal factors that could contribute to the loss of membership are:

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  regulatory changes such as MIPPA which resulted in the loss of approximately 60,000 members;

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  regulatory actions, such as the CMS sanctions imposed in November 2010, which prevented us from marketing and enrolling new Medicare Advantage members for a significant portion of the 2011 selling season;

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  competition in premium or plan benefits from other health care benefit companies;

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  competition from physicians or other provider groups who may elect to form their own health plans;

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  inability to develop and maintain satisfactory relationships with the providers of care to our members;

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  our increases in premiums or benefit changes;

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  our exit from a market or the termination of a health plan;

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  negative publicity and news coverage relating to our company or the managed health care industry generally;

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  general economic conditions that induce beneficiaries to cancel their coverage; and

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  catastrophic events, such as epidemics, natural disasters, man-made catastrophes and other unforeseen occurrences.

We derive a substantial portion of our Medicare Advantage HMO revenues and profits from Medicare Advantage HMO operations in Texas, and legislative actions, economic conditions or other factors that adversely affect those operations could materially reduce our revenues and profits.

        We derive a substantial portion of our Medicare Advantage HMO revenues and profits from Medicare Advantage HMO operations in Texas. If we are unable to continue to operate in Texas, or if we must significantly curtail our current operations in any portion of Texas, our revenues will decrease materially. Our reliance on our operations in Texas could cause our revenues and profitability to change suddenly and unexpectedly, depending on legislative actions, economic conditions and similar factors.

We may experience future lapsation in our Medicare supplement business, requiring faster amortization of the deferred acquisition costs.

        We have in the past experienced higher than expected lapsation in our Medicare supplement business. We believe competitive pressure from other Medicare supplement companies and Medicare Advantage products, as well as the departure of some of our sales managers, and other factors, contributed to the level of lapsation. This excess lapsation required us to accelerate the amortization of the deferred acquisition cost and present value of future profits assets associated with the business that lapsed. We cannot give assurances that lapsation of our Medicare supplement business will not again increase, requiring faster amortization of the deferred costs.

We no longer sell long-term care insurance and the premiums that we charge for the long-term care policies that remain in force may not be adequate to cover the claims expenses that we incur.

        We stopped selling new long-term care business at the end of 2004. As of December 31, 2010, approximately $27 million of annualized premium remains in force, of which we retain approximately $19 million.

        We estimate costs associated with long-duration insurance policies, such as long-term care policies sold to individuals, for which some of the premium received in the earlier years is intended to pay anticipated benefits to be incurred in future years. These future policy benefit reserves are recognized on a net level premium method based on interest rates, mortality, morbidity, withdrawal and maintenance expense assumptions from published actuarial tables, as modified based upon actual experience.

        The assumptions used to determine the liability for future policy benefits are established and locked in at the time each contract is acquired and would only change if our expected future experience deteriorated to the point that the level of the liability, together with the present value of future gross premiums, are not adequate to provide for future expected policy benefits. Long-term care policies provide for long-duration coverage and, therefore, our actual claims experience will emerge many years after assumptions have been established. The risk of a deviation of the actual morbidity and mortality rates from those assumed in our reserves are particularly significant to our closed block of long-term care policies. We monitor the loss experience of these long-term care policies, and, when necessary, apply for premium rate increases through a regulatory filing and approval process in the jurisdictions in which such products were sold. However, to the extent actual premium rate increases or loss experience vary from our acquisition date assumptions, adjustments to increase reserves could be required.

        Our block of long-term care business continues to generate losses; a portion of the losses we have incurred relates to a specific block of Florida home health care business that we stopped selling in 1999.

        There can be no assurance that our expected future premiums will be adequate to cover future claims expense. Additionally there can be no assurance that rate increases we may seek will be approved by the applicable state regulators or, if approved, will be adequate to fully mitigate adverse loss experience. We may be required to post additional reserves to cover premium deficiencies that may develop in the future, which could be material.

Our business and its growth are subject to risks related to difficulties in the financial markets and general economic conditions.

        Over the past several years, financial markets around the world experienced extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades and declining or indeterminate valuations of many investments and declines in real estate values. Governments took unprecedented actions intended to address these market conditions. While currently these conditions have not impaired our ability to access credit markets and finance our operations, largely because our financing has generally come from internal cash generation since September 2007, there can be no assurance that there will not be a further deterioration in financial markets and confidence in major economies or that any deterioration in markets or confidence will not impair our ability to access credit markets and finance our operations.

        These economic developments affect businesses such as ours in a number of ways, many of which we cannot predict. Among the potential effects could be further writedowns in the value of investments we hold and an inability to access credit markets should we require external financing. In addition, it is possible that economic conditions, and resulting budgetary concerns, could prompt the federal government to make changes in the Medicare program, which could adversely affect our results of operations. We are unable to predict the likely duration and severity of the current disruptions in financial markets and adverse economic conditions, or the effects these disruptions and conditions could have on us.

We may suffer losses due to fraudulent activity, which could adversely affect our financial condition and results of operation.

        Traditional Medicare and the newer Medicare Advantage plans have in the past been subject to fraudulent activity perpetrated by actual and purported beneficiaries and providers, as well as others. In 2009 we incurred losses as a result of a fraudulent scheme or a group of similar fraudulent schemes. While we have undertaken efforts to prevent these schemes, there can be no assurance that we will not again become the target of fraud, or that we will detect fraud prior to incurring losses. The need to expend effort and construct infrastructure to combat fraud requires significant expenditures. These expenditures, and losses arising from any fraud that we suffer, could have a material adverse effect on our financial condition and results of operations.

The occurrence of natural or man-made disasters could adversely affect our financial condition and results of operation.

        We are exposed to various risks arising out of natural disasters, such as:

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  earthquakes;

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  hurricanes;

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  floods, tornadoes;

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  pandemic health events such as avian influenza; and

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  man-made disasters, such as acts of terrorism, political instability and military actions.

        For example, a natural or man-made disaster could lead to unexpected changes in persistency rates as policyholders and members who are affected by the disaster may be unable to meet their contractual obligations, such as payment of premiums on our insurance policies. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters also could disrupt communications and financial services and other aspects of public and private infrastructure, which could disrupt our normal business operations.

        A natural or man-made disaster also could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us. In addition, a disaster could adversely affect the value of the assets in our investment portfolio if it affects companies' ability to pay principal or interest on their securities.

If we are unsuccessful in our acquisitions it may have an adverse effect on our business, growth plans, financial condition and results of operations.

        The rapid growth in the size and complexity of our operations has placed, and will continue to place, significant demands on our management, operations systems, accounting systems, internal control systems and financial resources. As part of our strategy, we have experienced, and may continue to experience, growth through acquisitions, including following the consummation of the Transactions.

        Acquisitions involve numerous risks, some of which we have experienced in the past, such as:

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  difficulties in the integration of operations, technologies, products, systems and personnel of the acquired company;

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  diversion of financial and management resources from existing operations;

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  potential increases in policy lapses;

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  potential losses from unanticipated litigation, undiscovered or undisclosed liabilities or unanticipated levels of claims;

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  inability to generate sufficient revenue to offset acquisition costs;

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  loss of key customer accounts;

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  loss of key provider contracts or renegotiation of existing contracts on less favorable terms; and

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  other systems and operational integration risks.

        In addition, we generally are required to obtain regulatory approval from one or more governmental agencies when making acquisitions, which may require a public hearing, regardless of whether we already operate a plan in the state in which the business to be acquired is located. We may be unable to comply with these regulatory requirements for an acquisition in a timely manner, or at all. Moreover, some sellers may insist on selling assets that we may not want, such as commercial lines of business, or transferring their liabilities to us as part of the sale of their companies or assets. Even if we identify suitable acquisition targets, we may be unable to complete acquisitions or obtain the necessary financing for acquisitions on terms favorable to us, or at all.

        To the extent we complete an acquisition, we may be unable to realize the anticipated benefits from it because of operational factors or difficulties in integrating the following or other aspects of acquisitions with our existing businesses:

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  additional employees who are not familiar with our operations;

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  new provider networks, which may operate on terms different from our existing networks;

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  additional members, who may decide to transfer to other healthcare providers or health plans;

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  disparate information technology, claims processing and record keeping systems; and

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  accounting policies, some of which require a high degree of judgment or complex estimation processes, such as estimates of reserves, IBNR claims, valuation and accounting for goodwill and intangible assets, stock-based compensation and income tax matters.

        For all of the above reasons, we may not be able to implement our acquisition strategy successfully, which could materially adversely affect our growth plans and on our business, financial condition and results of operations.

        Furthermore, in the event of an acquisition or investment, you should be aware that we may issue stock that would dilute stock ownership, incur debt that would restrict our cash flow, assume liabilities, incur large and immediate write-offs, incur unanticipated costs, divert management's attention from our existing business, experience risks associated with entering markets in which we have no or limited prior experience, or lose key employees from the acquired entities or our historical business.

Any failure by us to manage our growing operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects.

        As part of our business strategy, we frequently engage in discussions with third parties regarding possible investments, acquisitions, dispositions, strategic alliances, joint ventures and outsourcing transactions and often enter into agreements relating to these transactions that are designed to enhance our business objectives. In order to pursue this strategy successfully, we must identify suitable candidates for, and successfully complete, transactions as well as effectively integrate any acquired companies into our operations and efficiently separate any businesses we sell, such as the Transactions. If we fail to identify and successfully complete transactions that further our strategic objectives, we may be required to expend resources to develop products and technology internally, we may be unable to sustain our historical growth rates, we may be put at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have a material adverse effect on our results of operations, financial position or cash flows.

Failure to manage our internal growth and expansion could have a material adverse effect on our business, financial condition and results of operations.

        Additionally, we are likely to incur additional costs if we develop new product offerings or enter new service areas or states where we do not currently operate, which may limit our ability to expand to, or further expand in, those areas. Our rate of expansion into new geographic areas may also be limited by:

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  our inability to raise sufficient capital;

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  the time and costs associated with designing and filing new product forms and recruiting related sales forces to offer products in the new area;

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  the time and costs associated with obtaining regulatory approval to operate in the new area or expanding our licensed service area, as the case may be;

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  our inability to develop a network of physicians, hospitals, and other healthcare providers that meets our requirements and those of the applicable regulators;

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  competition, which could increase the costs of recruiting members, reduce the pool of available members, or increase the cost of attracting and maintaining our providers;

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  the cost of providing healthcare services in those areas;

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  the cost of implementation and on-going administration of newly developed programs and services;

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  our inability to achieve sufficient scale of operations to cover the administration and marketing costs associated with entering new markets; and

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  demographics and population density.

        Our ability to manage our growth and compete effectively will depend, in part, on our success in addressing these demands and risks. Any failure by us to effectively manage our growth could have a material adverse effect on our business, financial condition or results of operations.

We have incurred and may in the future incur significant expenses in connection with the implementation and expansion of our new Medicare Advantage plans, which could adversely affect our operating results.

        Over the years, we have significantly expanded our Medicare Advantage operations. As a result of the passage of MIPPA, as of January 1, 2011, we will continue to offer PFFS products only in areas that have either met approved CMS network access requirements or are in certain designated rural areas. We developed network-based products in selected core markets to enable the migration of our PFFS membership to these products. We expect to continue to expand our network and product offerings.

        In connection with this expansion, we have incurred expenses to upgrade and improve our infrastructure, technology, and systems to manage these products, and will in the future incur additional expenses. In particular, we incurred the following expenses in connection with the implementation and expansion of our Medicare Advantage program:

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  hiring and training of personnel to establish and manage systems, operations, regulatory relationships, and materials;

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  systems development and upgrade costs, such as hardware, software and development resources;

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  marketing and sales;

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  enrolling new members;

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  developing and distributing member materials such as ID cards and member handbooks; and

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  handling sales inquiry and customer service calls.

        There can be no assurance that we will recoup these expenditures or that they will result in profitable operations, currently or in the future.

Our business may be materially adversely impacted by CMS's adoption of the new coding set for diagnoses.

        CMS has adopted a new coding set for diagnoses, commonly known as ICD-10, which significantly expands the number of codes utilized. The new coding set is currently required to be implemented by October 1, 2013. We may be required to incur significant expenses in implementing the new coding set. If we do not adequately implement the new coding set, our business and results of operations may be materially adversely affected.

If we fail to properly maintain the integrity of our data and information systems, our business could be materially adversely affected.

        Our business depends significantly on efficient, effective and secure information systems and the integrity and timeliness of the data we use to run our business. We have various information systems that support our operating segments. The information gathered and processed by our management information systems assists us in, among other things, marketing and sales tracking, underwriting, billing, claims processing, medical management, medical care cost and utilization trending, financial and management accounting, reporting, planning and analysis and e-commerce. These systems also support on-line customer service functions, provider and member administrative functions and support tracking and extensive analyses of medical expenses and outcome data.

        Our information systems and applications require an ongoing commitment of significant resources to maintain, protect and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and changing customer preferences. If the information we rely upon to run our businesses were to be found to be inaccurate or unreliable, if we fail to properly maintain our information systems and data integrity, or if we fail to successfully update or expand processing capability or develop new capabilities to meet our business needs in a timely manner, we could have operational disruptions, have problems in determining medical cost estimates and establishing appropriate pricing, have customer and physician and other health care provider disputes, lose our ability to produce timely and accurate reports, have regulatory or other legal problems, have increases in operating and administrative expenses, lose existing customers, have difficulty in attracting new customers or in implementing our growth strategies, sustain losses due to fraud or suffer other adverse consequences.

        To the extent we fail to maintain effective information systems, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. In addition, we have outsourced the operation of our data centers to independent third parties and may from time to time obtain additional services or facilities from other independent third parties. Dependence on third parties for these services and facilities may make our operations vulnerable to their failure to perform as agreed.

        Furthermore, our business requires the secure transmission of confidential information over public networks. Because of the confidential health information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may be inadequate to prevent security breaches, and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members and potential criminal and civil sanctions if they are not prevented.

        There can be no assurance that our process of improving existing systems, developing new systems to support our expanding operations, integrating new systems, protecting our proprietary information, and improving service levels will not be delayed or that additional systems issues will not arise in the future. Failure to adequately protect and maintain the integrity of our information systems and data may result in a material adverse effect on our financial positions, results of operations and cash flows.

If our reinsurers fail to meet their financial obligations, it could require us to fund significant liabilities.

        Like many insurance companies, we transfer exposure to certain risks to others through reinsurance arrangements. Under these arrangements, the reinsurers assume a portion of the premium on the reinsured business and are responsible for a portion of the losses and expenses on that business. At December 31, 2010, we had $718 million recoverable from reinsurers, including $706 million recoverable on future policy benefits and unpaid claims, $4 million in funds held and $8 million for amounts due on paid claims and commissions and expense allowances, net of premiums reinsured. When we obtain reinsurance, we are still liable for those transferred risks if the reinsurer cannot meet its obligations. Therefore, the inability of our reinsurers to meet their financial obligations may require us to increase liabilities, thereby reducing our net income and overall profitability.

Our reliance upon third party administrators and other outsourcing arrangements may disrupt or adversely affect our operations.

        We depend, and may in the future increase our dependence, on independent third parties for significant portions of our data center operations, data network, voice communication services and pharmacy data processing and payment and other systems-related support, equipment, facilities and data. This dependence makes our operations vulnerable to the third parties' failure to perform adequately under the contract, due to internal or external factors. In the future, this dependence may increase as we may outsource additional areas of our business operations to additional vendors. If our relationships with our outsourcing partners are significantly disrupted for any reason, we may not be able to find an alternative partner in a timely manner or on acceptable financial terms. As a result, we may not be able to meet the demands of our customers and, in turn, our business, cash flows, financial condition and results of operations may be harmed.

        We have outsourced portions of the operation of our data center, call centers and new business processing services to independent third parties and may from time to time obtain additional services or facilities from other independent third parties. Dependence on third parties for these services and facilities may make our operations vulnerable to their failure to perform as agreed. Incorrect information from these entities could generate inaccurate or incomplete membership and payment reports concerning our Medicare eligibility and enrollment, and claims information used by CMS to determine plan benefit subsidies and risk corridor payments. This could cause us to incur additional expense to utilize additional resources to validate, reconcile and correct the information. We have not been able to independently test and verify some of these third party systems and data. There can be no assurance that future third party data will not disrupt or adversely affect our plans' relationships with our members or our results of operations. A change in service providers or a move of services from a third party to internal operations could result in a decline in service quality and effectiveness, increased cost or less favorable contract terms which could adversely affect our operating results. Some of our outsourced services are being performed offshore. CMS requires attestations from plans that utilize the services of offshore vendors as to the vendors' ability to perform delegated functions. Prevailing economic conditions and other circumstances could prevent our offshore vendors' ability to adequately perform as agreed, which would impair our ability to provide the requisite attestations to CMS and could have a material adverse effect on our results of operations and financial condition.

Our business may suffer if we are not able to hire and retain sufficient qualified personnel or if we lose our key personnel.

        Our future success depends partly on the continued contribution of our senior management and other key employees. While we currently have employment agreements with key executives, these do not guarantee that the services of these executives will continue to be available to us. The loss of the services of any of our senior management, or other key employees, including as a result of the Transactions, could harm our business. In addition, recruiting and retaining the personnel we require to effectively compete in our markets may be difficult. If we fail to hire and retain qualified employees, we may not be able to maintain and expand our business.

The limited annual enrollment period may make it difficult to retain an adequate sales force.

        As a result of the limited annual enrollment period and the subsequent "lock-in" provisions of the MMA, our internal and external sales force may be limited in its ability to market some of our products year-round. Our agents rely substantially on sales commissions for their income. Given the limited annual sales window, it may become more difficult to find agents to market and promote our products.

We may be responsible for the actions of our independent and career agents, and restrictions on our ability to market would adversely affect our revenue.

        In regulatory proceedings and reviews and other litigation regulators and our members sometimes claim that agents failed to comply with applicable laws, regulations and rules, or acted improperly in other ways, and that we are responsible for the alleged failure. We could be liable for contractual and extra-contractual damages on these claims and other penalties, such as a suspension from marketing and enrolling new members. We cannot assure you that any future claim will not result in material liability in the future. Federal and state regulators increasingly scrutinize the marketing practices of insurers, such as Medicare Advantage and PFFS plans and MA-PDs and their marketing agents, and there is no guarantee that regulators will not continue to scrutinize the practices of our Medicare Advantage plans and our marketing agents, and that such practices will not expose us to liability.

        We rely on our marketing and sales efforts for a significant portion of our premium revenue growth. The Federal government and state governments in the states in which we currently operate permit marketing but impose strict requirements and limitations as to the types of marketing activities that we may conduct. If our marketing efforts were to be prohibited or curtailed, our ability to increase or sustain membership would be significantly harmed, which would adversely affect our revenue and results of operations.

        Similarly, Federal and state governments and regulatory agencies have recently placed an increased focus on the sales and marketing of private fee-for-service plans. Concerns over the growing number of market conduct complaints regarding improprieties in agents' sales activities of private fee-for-service plans have spawned stricter marketing standards by CMS relating to these plans and their agents. This heightened focus on market conduct and stricter standards in the marketing and sales of private fee-for-service plans has required us to modify our systems, increase our costs and change our agent training requirements, which could result in a material adverse effect on our results of operations and financial condition.

We may not be able to compete successfully if we cannot recruit and retain insurance agents, which could materially adversely affect our business and ability to compete.

        We distribute our products principally through career agents and independent agents who we recruit and train to market and sell our products. We also engage managing general agents from time to time to recruit agents and develop networks of agents in various states. Strong competition exists for sales agents. We compete with other insurance companies for productive agents, primarily on the basis of our financial position, support services, compensation and product features. It can be difficult to successfully compete for productive agents with larger insurance companies that have higher financial strength ratings than we do. In addition, our ability to attract, motivate and retain agents may be negatively impacted by the CMS sanction which prevented our agents from marketing to and enrolling new Medicare Advantage members during a significant portion of the 2011 selling season. Our business and ability to compete will suffer if we are unable to recruit and retain insurance agents or if we lose the services provided by our managing general agents.

We make cash advances to our agents to assist in the development of agency offices and recruitment of agents.

        We historically invested in our career distribution agencies to provide monetary assistance in the development of offices and recruitment of agents to build a controlled distribution force for our various products. In late 2006, we began recruiting career managers to develop offices for distribution of our products. We have opened a significant number of new "expansion" offices since then. We have advanced much of the cost of the development of these new offices; however, these costs are the responsibility of the manager of the individual office, to be repaid from future profits of the office. Collectability of these advances generally comes from the commissions earned from the production of these offices or personal guarantees of the office managers. We incurred charges of $13.6 million and $15.0 million with respect to these matters during 2009 and 2010, respectively and there can be no assurance that production levels or personal assets of the managers will be sufficient to repay the obligation and that we will not be required to incur additional charges.

A significant portion of our assets are invested in fixed income securities and other securities that are subject to market fluctuations, which have recently been intensified by general economic conditions.

        A significant portion of our investment portfolio consists of fixed income securities and other investment securities. Our portfolio can be viewed on our web site, www.universalamerican.com, in the "Investors" section. Our reference to the web site in this proxy statement/prospectus is not intended to, and does not, incorporate the information contained in the web site into this proxy statement/prospectus.

        The fair value of these assets and the investment income from these assets generally fluctuate depending on general economic and market conditions, and these variations have been exacerbated by the ongoing adverse economic conditions. The fair value of our investments in fixed income securities generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease in a direct relationship with fluctuations in interest rates; in addition, these values and prospective income have been adversely affected by general economic conditions. Moreover, actual net investment income or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment or at various financial statement dates as a result of interest rate fluctuations, general economic conditions and other factors.

        Because our investment securities are classified as available for sale, we reflect changes in the fair value of these securities in our consolidated balance sheets. Therefore, interest rate fluctuations and changes in the values of securities we hold could adversely affect our results of operations and financial condition.

Further deterioration in the mortgage-backed securities market or significant deterioration in the mortgage-backed securities we hold could adversely affect our results of operations or financial condition.

        We have recognized other-than-temporary impairment in the value of some of our securities with exposure to subprime mortgages, securities issued by financial institutions and some of our other securities. As to the economy in general, as well as the market for mortgage-backed securities with exposure to subprime mortgages and securities issued by financial institutions have deteriorated, these securities have become increasingly illiquid. If the mortgage-backed securities with exposure to subprime mortgages in our portfolio experience significantly greater rates of collateral loan defaults than currently expected, or financial institutions again come under increasing financial stress, we might need to continue to impair the value of our securities, which could adversely affect our results of operations or financial condition.

        Additionally, mortgage-backed securities are subject to prepayment risks that vary with interest rates, among other things. During periods of declining interest rates, mortgage-backed securities generally prepay faster as the underlying mortgages are prepaid or refinanced by borrowers in order to take advantage of lower rates. Mortgage-backed securities that have an amortized cost greater than par because we purchased them at a premium may incur a reduction in yield or a loss as a result of these prepayments.

        In addition, in connection with the other-than-temporary impairments that we have recognized for financial statement purposes, we believe we have available opportunities to recover the tax assets generated by the other-than-temporary impairments. Circumstances may arise in the future that cause us to re-determine the recoverability of those tax benefits, which could result in the loss of the tax benefits we expect to take.

We may not have adequate intellectual property rights in our brand names for our health plans, and we may be unable to adequately enforce these rights.

        Our success depends, in part, upon our ability to market our health plans under the brand names that we own or license. We may not have taken enforcement action to prevent infringement of our marks and may not have secured registrations of the other brand names that we use in our business. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Policing unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property rights. Other businesses may have prior rights in our brand names or in similar names, which could cause market confusion or limit or prevent our ability to use these marks or prevent others from using similar marks. If we are unable to prevent others from using our brand names, or if others prohibit us from using them, our revenues could be adversely affected. Even if we are able to protect our intellectual property rights in our brands, we could incur significant costs in doing so.

Our results of operations and stockholders' equity could be materially adversely affected if we have an impairment of our intangible assets.

        Due to our past acquisitions, goodwill and other intangible assets represent a significant portion of our total assets. After giving effect to the Transactions, New UAM's goodwill and other intangible assets would have been approximately $115 million as of December 31, 2010, or approximately 4% of New UAM's total assets as of such date. In accordance with applicable accounting standards, we perform periodic assessments of our goodwill and other intangible assets to determine whether all or a portion of their carrying values may no longer be recoverable, in which case a charge to earnings may be necessary. This impairment testing requires us to make assumptions and judgments regarding the estimated fair value of our reporting units. Fair value is calculated using a blend of a projected income and market value approach. Estimated fair values developed based on our assumptions and judgments might be significantly different if other assumptions and estimates were to be used. Any future evaluations requiring an asset impairment of our goodwill and other intangible assets could materially affect our results of operations and stockholders' equity in the period in which the impairment occurs.

If we are required to maintain higher statutory capital levels for our existing operations or if we are subject to additional capital reserve requirements as we pursue new business opportunities, our ability to obtain funds from our subsidiaries may be restricted and our cash flows and liquidity may be adversely affected.

        Because UAM currently operates and New UAM is expected to operate as a holding company, it is dependent upon dividends and administrative expense reimbursements from its subsidiaries to fund its obligations, such as payment of principal and interest on its debt obligations. These subsidiaries generally are regulated by state departments of insurance. Our health plan and insurance company subsidiaries are subject to laws and regulations that limit the amount of dividends and distributions they can pay for purposes other than to pay income taxes related to their earnings. These laws and regulations also limit the amount of management fees our subsidiaries may pay to our management subsidiaries and their other affiliates without prior notification to, or in some cases approval of, state regulators.

        We are also required by law to maintain specific prescribed minimum amounts of capital in these subsidiaries. The levels of capitalization required depend primarily upon the volume of premium generated. A significant increase in premium volume will require additional capitalization from our parent company. In most states, we are required to seek prior approval by these state regulatory authorities before we transfer money or pay dividends that exceed specified amounts from these subsidiaries, or, in some states, any amount. The pre-approval and notice requirements vary from state to state, and the discretion of the state regulators, if any, in approving or disapproving a dividend is not always clearly defined. Subsidiaries that declare non-extraordinary dividends must usually provide notice to the regulators in advance of the intended distribution date. If the regulators were to deny or significantly restrict our subsidiaries' requests to pay dividends to us or to pay management and other fees to affiliates, the funds available to us would be limited, which could impair our ability to implement our business and growth strategy and satisfy our debt obligations, or we could be required to incur additional indebtedness to fund these strategies.

        In addition, one or more of these states could increase the statutory capital level from time to time. States have also adopted risk-based capital requirements based on guidelines adopted by the National Association of Insurance Commissioners, which tend to be, although are not necessarily, higher than existing statutory capital requirements. Regardless of whether the states in which we operate maintain or adopt risk-based capital requirements, the state departments of insurance can require our subsidiaries to maintain minimum levels of statutory capital in excess of amounts required under the applicable state laws if they determine that maintaining additional statutory capital is in the best interests of our insureds. Any increases in these requirements could materially increase our reserve requirements. In addition, as we continue to expand our plan offerings in new states or pursue new business opportunities, such as our expansion of private fee-for-service products and health plans in new markets, we may be required to maintain additional statutory capital reserves. In either case, our available funds could be materially reduced, which could harm our ability to implement our business strategy.

        In the event that we are unable to provide sufficient capital to fund our debt obligations, our operations or financial position may be adversely affected.

Downgrades in our debt ratings or insurance company financial strength ratings, should they occur, may adversely affect our business, financial condition and results of operations.

        Increased public and regulatory concerns regarding the financial stability of insurance companies and health plans have resulted in consumers placing greater emphasis upon financial strength ratings. Claims paying ability, financial strength, and debt ratings by recognized rating organizations are increasingly important factors in establishing the competitive position of insurance companies and health plans. Ratings information is broadly disseminated and generally used throughout the industry. Our ability to expand and to attract new business is affected by the financial strength ratings assigned to our subsidiaries by independent industry rating agencies, such as A.M. Best Company, Inc. Some distributors such as financial institutions, unions, associations and affinity groups may not sell our products to these groups unless the rating of our subsidiary writing the business improves to at least an "A-." The lack of higher A.M. Best ratings for our subsidiaries could adversely affect sales of our products.

        Our debt ratings affect both the cost and availability of future borrowings. Each of the rating agencies reviews its ratings periodically and there can be no assurance that current ratings will be maintained in the future. Our ratings reflect each rating agency's opinion of our financial strength, operating performance, and ability to meet our debt obligations or obligations to policyholders, but are not evaluations directed toward the protection of investors in our common stock and should not be relied upon as such. There is no assurance that the rating agencies will maintain our current ratings in the future. Any future downgrade in our ratings may cause our policyholders and members to lapse, and may cause some of our agents to sell less of our products or to cease selling our products altogether. A downgrade in our ratings may also limit our access to capital markets, increase the cost of debt, impair our ability to refinance debt and limit our capacity to support growth at our insurance subsidiaries. Increased lapse rates would reduce our premium revenue and net income. Thus, downgrades in our ratings, should they occur, may adversely affect our business, financial condition and results of operations.

Some of New UAM's directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally.

        Following the consummation of the Transactions or from time to time thereafter, some of New UAM's directors and executive officers may have significant equity ownership in us, employment, indemnification and severance benefit arrangements, potential rights to other benefits on a change in control and rights to ongoing indemnification and insurance that result in their having interests that may differ from the interests of our shareholders generally. The receipt of compensation or other benefits by our directors or executive officers in connection with any acquisition or disposition may make it more difficult to retain their services after the acquisition or disposition, or require the combined company to expend additional sums to continue to retain their services.

If we are unable to maintain effective internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the price of our common stock.

        Because of our status as a public company, we are required to test our financial, internal, and management control systems to meet obligations imposed by the Sarbanes-Oxley Act of 2002 and New UAM will be subject to the same requirements. These control systems relate to our corporate governance, corporate control, internal audit, disclosure controls and procedures, and financial reporting and accounting systems. Our disclosure controls and procedures and our internal control over financial reporting may not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within New UAM have been detected. Among these inherent limitations are the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The individual acts of some persons or the collusion of two or more people can circumvent controls. The design of any system of controls is based in part on assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

        If we conclude that we do not have effective internal controls over financial reporting or if our independent auditors are unable to conclude that our internal controls over financial reporting are effective, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock. Our assessment of our internal controls over financial reporting may also uncover material weaknesses, significant deficiencies or other issues with these controls that could also result in adverse investor reaction. These results may also subject us to adverse regulatory consequences.

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  Exhibit 99.1